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                     ROCHESTER GAS AND ELECTRIC CORPORATION

                 89 East Avenue, Rochester, New York 14649-0001

          This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints T.S. Richards, M.T. Tomaino and D.C. Heiligman and each of them as proxies, with power of substitution, to vote all Common Stock of the undersigned, as directed on the reverse side, at the Rochester Gas and Electric Corporation Annual Meeting of Shareholders to be held on April 29, 1999 or any adjournments thereof.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED
                                                    ---
       AGREEMENT AND PLAN OF SHARE EXCHANGE AND FOR THE LISTED NOMINEES.
                                                ---

SEE REVERSE                                                        SEE REVERSE
   SIDE                                                               SIDE

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                              99.1 Form of Proxy
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[LETTERHEAD]

                      VOTE BY TELEPHONE, INTERNET OR MAIL

The accompanying Proxy Statement and Prospectus addresses important issues affecting your investment in RG&E. Help us save time and postage costs by voting your proxy electronically - either by touch-tone telephone or over the Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you completed and returned a Proxy card in the mail.

                        TO VOTE BY TOUCH-TONE TELEPHONE

- have your proxy card handy and call 1-877-PRX-VOTE (1-877-779-8683) TOLL FREE

- enter the 14-digit control number located above your name and address in the lower left corner of your Proxy card

- follow the simple recorded instructions

                           TO VOTE OVER THE INTERNET

- have your proxy card handy and go to web site: http://www.eproxyvote.com/rgs

- enter the 14-digit control number located above your name and address in the lower left corner of your Proxy card

- follow the instructions on the screen

If you prefer to vote by mail, simply complete and return your Proxy card in the postage-paid envelope provided. DO NOT MAIL THE PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR OVER THE INTERNET.

                              THANK YOU FOR VOTING

  [1440 ROCHESTER GAS AND ELECTRIC CORP.] [FILE NAME, RGE41A.ELX][VERSION - 4]
                                   [2/10/99]

                                  DETACH HERE
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    Please mark
[X] votes as in
    this example.

        RG&E's directors recommend a vote "FOR" the following proposals:

1 Agreement and Plan of    2 Election of Directors                3 Other Matters
  Share Exchange           NOMINEES (CLASS I): (01) G.J. Howard,    In their discretion the proxies are authorized to
                           (02) S.T. Hubbard, Jr.,                  vote upon such other business as may properly
                           (03) C.L. Killingsworth, Jr. and         come before the meeting. As of March 8, 1999,
                           (04) R.W. Kober                          the Board of Directors does not know of any
                                                                    other matters to come before the meeting.
FOR  AGAINST  ABSTAIN      FOR      WITHHELD
[ ]   [ ]       [ ]        [ ]        [ ]

                           [ ]
                               --------------------------------------
                               For all nominees except as noted above

                                                            MARK HERE FOR
                                                            ADDRESS CHANGE   [ ]
                                                            AND NOTE AT LEFT

                                        This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Agreement and Plan of Share Exchange and FOR the election of the listed nominees for directors.

                                        Please sign exactly as name appears
                                        at left.

Signature:                                             Date:
          -------------------------------------------       -------------------


Signature:                                             Date:
          -------------------------------------------       -------------------

                                                                99.1 Proxy Card